Investment Highlights

- Positioned for strong, sustained growth through the expansion of its manufacturing facility and working capital position
- An emerging market leader with 39 current products in the market and a pipeline of 17 new drugs – sole supplier of several exclusive products with large addressable markets
- 22 products listed in the National Medical Insurance Program which ensures government reimbursement and easy access to the users
- Proven research and development model that is cost-effective, highly efficient and has shorter development cycle times to drive incremental revenue growth
- Established national distribution network and a 720 person sales force highly focused on different market sub-segments
- $126 B Healthcare Reform will be a major driver for the Pharma market starting this year
- Management has considerable equity ownership and is comprised of industry veterans with a proven track record, including building a $700M company, who are dedicated to growth the business and increase the intrinsic value of TPI